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                                                                       EXHIBIT 1

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                             ITT DESTINATIONS, INC.

     The undersigned, being Executive Vice President and Secretary of ITT DESTINATIONS, INC., a Nevada corporation, does hereby certify as follows:

     1. That on October 10, 1995, the sole Director of the corporation, by unanimous consent, adopted and consented to the adoption of a resolution setting forth a proposed amendment to the Articles of Incorporation of the corporation, as hereinafter set forth, declaring the advisability thereof, and calling a meeting of the shareholders for the purpose of considering and voting upon the proposed amendment.

     2. Said resolution called for the following amendment to said Articles of
Incorporation:

     That the Article FIRST of the Articles of Incorporation of the corporation is amended in its entirety to read as follows:

                                 ARTICLE FIRST

     The name of the corporation is ITT Corporation (the "Corporation").

     3. That at a special meeting of the shareholders of the corporation held on October 10, 1995, the sole shareholder of the corporation adopted and consented to the adoption of a resolution setting forth the proposed amendment to the Articles of Incorporation as hereinabove set forth.

     4. That the Articles of Incorporation of ITT DESTINATIONS, INC. are hereby amended as set forth above, and the undersigned makes this certificate pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes.

DATED: November 27, 1995

                                          /s/  Richard S. Ward
                                          --------------------------------------
                                          Name:   Richard S. Ward
                                          Title:  Executive Vice President and
                                                  Secretary